UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013 (May 23, 2013)

TELESTONE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Floor 10, China Ruida Plaza

No. 74 Lugu Road

Shi Jingshan District

Beijing, People’s Republic of China 100040

(Address of principal executive offices)

Registrant’s telephone number, including area code (86)-10-6860-8335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2013, Telestone Technologies Corporation (the “Company”) received a Staff Determination Letter (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”), indicating that NASDAQ has determined to suspend from trading and delist the Company’s common stock from the NASDAQ Stock Market, effective the open of business on June 3, 2013.

As previously disclosed, the Company is not in compliance with the continued listing requirements under NASDAQ Listing Rule 5250(c)(1) due to the Company’s inability to timely file its annual report on Form 10-K for the year ended December 31, 2012. On May 1, 2013, the Company filed a plan with NASDAQ to regain compliance with the continued listing requirements; however, NASDAQ did not approve the plan. In addition, the Company also failed to file its quarterly report on Form 10-Q for the period ended March 31, 2013, which constitutes a separate basis for delisting under NASDAQ Listing Rule 5250(c)(1). In the Notice, NASDAQ also cited NASDAQ Listing Rule 5101, which affords NASDAQ “broad discretionary authority over the initial and continued listing of securities in NASDAQ.” Specifically, the Notice stated that the Staff of NASDAQ believes that the reasons underlying the Company’s filing delinquencies raise significant public interest concerns under Listing Rule 5101. Based on these factors, the Staff made the determination to delist the Company’s securities from The NASDAQ Stock Market.

The Company has determined not to appeal NASDAQ’s determination. As previously disclosed, the Company has not obtained records from its Sichuan Ruideng subsidiary (the “Subsidiary”) that are necessary for the completion of the audit of the Company’s financials for the fiscal year ended December 31, 2012. Also, as disclosed in the Company’s Form 12b-25 filed May 16, 2013, to date, the prior owners of the Subsidiary, who are also tasked with its management, have refused to deliver the records to the Company headquarters. The Company doubts that the potential remedial measures necessary to obtain such financial records can be completed within 180 days, and, as such, the Company feels the success of an appeal of the delisting determination would be unlikely. Therefore, the Company will not appeal NASDAQ’s determination.

After the Company’s common stock is delisted by NASDAQ, it may trade on the OTC Markets Group Inc. (the “Pink Sheets”) but only if at least one market maker decides to quote the Company’s common stock. There can be no assurance that any market maker will decide to quote the Company’s common stock immediately following such delisting or at all, and thus there can be no assurance that the Company’s common stock would be eligible to trade on the Pink Sheets.

This Current Report on Form 8-K contains forward-looking statements. These statements are based on management’s current expectations and involve a number of risks and uncertainties, including risks described in our filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the Company’s anticipated or expected results and the results in the forward-looking statements.

Item 8.01	Other Events.

On May 30, 2013, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 and is furnished herewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: May 30, 2013	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer